Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports All-Time Record Quarterly EPS from Continuing Operations

•	EPS from continuing operations was an all-time record $1.05, up 17% compared to the year-ago period; this marked the 20th consecutive quarter of double-digit year-over-year growth in EPS

•	Net income from continuing operations was an all-time record $119 million, up 12% compared to third quarter 2014 net income from continuing operations of $107 million

•
Total revenue of $5.4 billion was up 9% compared to the year-ago period, increasing across all major business sectors; operating income of $236 million was an all-time record, an increase of 14% compared to the year-ago period

•	Announced agreement to acquire Allen Samuels Auto Group, which includes 12 stores with 31 franchises in 6 Texas markets, representing approximately $800 million in annual revenue

FORT LAUDERDALE, Fla., (October 28, 2015) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported third quarter 2015 net income from continuing operations of $119 million, or $1.05 per share, compared to net income from continuing operations of $107 million, or $0.90 per share, for the same period in the prior year, a 17% improvement on a per-share basis.
Third quarter 2015 revenue totaled $5.4 billion compared to $4.9 billion in the year-ago period, an increase of 9%, driven by stronger performance in all business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. In the third quarter of 2015, AutoNation’s retail new vehicle unit sales increased 7% overall and 5% on a same store basis.
Mike Jackson, Chairman, Chief Executive Officer and President, said, “We are very pleased with our strong year-over-year growth across all areas of our business, as well as our 20th consecutive quarter of double-digit year-over-year growth in EPS. This quarter we set another record for the highest ever quarterly EPS from continuing operations.”
Mr. Jackson also said, “We are pleased with how the AutoNation brand continues to be embraced and with the progress of our digital initiatives. Our consumer-friendly websites now generate over 25% of unit sales while sales from third-party sources have decreased to under 9%.”
Acquisitions
AutoNation today announced it has signed an agreement to acquire 12 stores operating in the Houston, Dallas-Fort Worth, Corpus Christi, Tyler, Ennis and Waco, Texas markets from Allen Samuels Auto Group, representing approximately $800 million in annual revenue. Texas will represent approximately 25% of AutoNation’s total revenue, with 53 stores, 82 franchises, and 5,300 associates once the acquisition is complete. This transaction is subject to customary terms and conditions, including manufacturer approval, and is expected to close in the first quarter of 2016.
In September 2015, AutoNation completed the previously announced acquisition of a Mercedes-Benz store, an Audi store, and a Subaru and Volkswagen store from Valley Motors Auto Group in the Baltimore, Maryland market. The previously announced acquisition of 13 stores from Carl Gregory Enterprises is expected to close in the fourth quarter of 2015. Since the beginning of 2015, AutoNation has announced acquisitions with approximately $1.7 billion in annual revenue.
Mr. Jackson added, “We continue to seek acquisitions to leverage our scale, expand the AutoNation brand and provide a peerless experience to more customers.”

Recall Policy
AutoNation previously announced its policy not to sell any vehicle for which there is an open safety recall. AutoNation estimates that at any given time 5%-10% of its new and used vehicle inventory will be on sales hold under its policy.
Share Repurchase
During the third quarter of 2015, AutoNation repurchased 2.5 million shares of common stock for an aggregate purchase price of $150 million. From October 1, 2015 through October 26, 2015, AutoNation repurchased 0.4 million shares of common stock for an aggregate purchase price of $24 million. As of October 26, 2015, AutoNation has approximately $297 million remaining Board authorization for share repurchase and 111 million shares outstanding.
Segment Results
Segment results(1) for the third quarter of 2015 were as follows:

•	Domestic – Domestic segment income(2) was $95 million compared to year-ago segment income of $77 million, an increase of 23%.

•	Import – Import segment income(2) was $86 million compared to year-ago segment income of $77 million, an increase of 11%.

•	Premium Luxury – Premium Luxury segment income(2) was $85 million compared to year-ago segment income of $84 million, an increase of 2%.
For the nine-month period ended September 30, 2015, AutoNation reported net income from continuing operations of $346 million, or $3.02 per share, compared to adjusted net income from continuing operations of $298 million, or $2.48 per share, for the same period in the prior year, an improvement of 22% on a per-share basis. On a GAAP basis, net income from continuing operations for the nine-month period ended September 30, 2014 was $303 million, or $2.52 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables. AutoNation’s revenue for the nine-month period ended September 30, 2015, totaled $15.5 billion, up 10% compared to $14.1 billion for the same period in the prior year.
The third quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on October 28, 2015 through November 11, 2015 by calling (866) 512-0461 (password 6929).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US (formerly Chrysler); the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a peerless automotive retail experience through our customer-focused sales and service processes. Owning and operating 307 new vehicle franchises, which sell 35 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
Note: All-time record refers to records based on automotive retail operations, as compared to adjusted results reported in prior periods. Franchise counts include Ram franchises, which were not counted as separate franchises in prior news releases.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives and expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; our ability to obtain manufacturer approval for pending acquisitions; economic conditions, including conditions in the credit markets and changes in interest rates; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; our ability to identify open safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
New vehicle	$3,113.6	$2,823.6	$8,851.0	$7,989.1
Used vehicle	1,205.4	1,148.5	3,614.9	3,280.5
Parts and service	783.3	717.4	2,304.5	2,093.2
Finance and insurance, net	227.1	196.5	652.4	554.3
Other	24.3	23.0	99.4	143.9
Total revenue	5,353.7	4,909.0	15,522.2	14,061.0
Cost of sales:
New vehicle	2,942.8	2,666.5	8,352.6	7,524.5
Used vehicle	1,122.2	1,060.1	3,336.9	3,008.5
Parts and service	441.1	413.7	1,305.1	1,202.0
Other	17.3	15.8	78.3	120.8
Total cost of sales	4,523.4	4,156.1	13,072.9	11,855.8
Gross profit	830.3	752.9	2,449.3	2,205.2
Selling, general, and administrative expenses	568.7	522.3	1,695.0	1,547.6
Depreciation and amortization	32.9	27.2	93.7	79.0
Other income, net	(7.0)	(4.0)	(12.1)	(15.7)
Operating income	235.7	207.4	672.7	594.3
Non-operating income (expense) items:
Floorplan interest expense	(14.7)	(13.1)	(42.1)	(39.6)
Other interest expense	(21.4)	(21.7)	(64.4)	(64.6)
Interest income	—	0.1	0.1	0.2
Other income (loss), net	(4.3)	1.1	(2.7)	3.5
Income from continuing operations before income taxes	195.3	173.8	563.6	493.8
Income tax provision	76.3	67.1	217.7	190.9
Net income from continuing operations	119.0	106.7	345.9	302.9
Loss from discontinued operations, net of income taxes	(0.5)	(0.2)	(0.8)	(0.9)
Net income	$118.5	$106.5	$345.1	$302.0
Diluted earnings (loss) per share*:
Continuing operations	$1.05	$0.90	$3.02	$2.52
Discontinued operations	$—	$—	$(0.01)	$(0.01)
Net income	$1.04	$0.90	$3.01	$2.51
Weighted average common shares outstanding	113.6	118.5	114.6	120.2
Common shares outstanding, net of treasury stock, at period end	111.0	114.5	111.0	114.5

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Variance	% Variance	2015	2014	$ Variance	% Variance
Revenue:
New vehicle	$3,113.6	$2,823.6	$290.0	10.3	$8,851.0	$7,989.1	$861.9	10.8
Retail used vehicle	1,103.1	1,046.2	56.9	5.4	3,306.3	2,981.1	325.2	10.9
Wholesale	102.3	102.3	—	—	308.6	299.4	9.2	3.1
Used vehicle	1,205.4	1,148.5	56.9	5.0	3,614.9	3,280.5	334.4	10.2
Finance and insurance, net	227.1	196.5	30.6	15.6	652.4	554.3	98.1	17.7
Total variable operations	4,546.1	4,168.6	377.5	9.1	13,118.3	11,823.9	1,294.4	10.9
Parts and service	783.3	717.4	65.9	9.2	2,304.5	2,093.2	211.3	10.1
Other	24.3	23.0	1.3		99.4	143.9	(44.5)
Total revenue	$5,353.7	$4,909.0	$444.7	9.1	$15,522.2	$14,061.0	$1,461.2	10.4
Gross profit:
New vehicle	$170.8	$157.1	$13.7	8.7	$498.4	$464.6	$33.8	7.3
Retail used vehicle	86.8	91.8	(5.0)	(5.4)	280.7	273.3	7.4	2.7
Wholesale	(3.6)	(3.4)	(0.2)		(2.7)	(1.3)	(1.4)
Used vehicle	83.2	88.4	(5.2)	(5.9)	278.0	272.0	6.0	2.2
Finance and insurance	227.1	196.5	30.6	15.6	652.4	554.3	98.1	17.7
Total variable operations	481.1	442.0	39.1	8.8	1,428.8	1,290.9	137.9	10.7
Parts and service	342.2	303.7	38.5	12.7	999.4	891.2	108.2	12.1
Other	7.0	7.2	(0.2)		21.1	23.1	(2.0)
Total gross profit	830.3	752.9	77.4	10.3	2,449.3	2,205.2	244.1	11.1
Selling, general, and administrative expenses	568.7	522.3	(46.4)	(8.9)	1,695.0	1,547.6	(147.4)	(9.5)
Depreciation and amortization	32.9	27.2	(5.7)		93.7	79.0	(14.7)
Other income, net	(7.0)	(4.0)	3.0		(12.1)	(15.7)	(3.6)
Operating income	235.7	207.4	28.3	13.6	672.7	594.3	78.4	13.2
Non-operating income (expense) items:
Floorplan interest expense	(14.7)	(13.1)	(1.6)		(42.1)	(39.6)	(2.5)
Other interest expense	(21.4)	(21.7)	0.3		(64.4)	(64.6)	0.2
Interest income	—	0.1	(0.1)		0.1	0.2	(0.1)
Other income (loss), net	(4.3)	1.1	(5.4)		(2.7)	3.5	(6.2)
Income from continuing operations before income taxes	$195.3	$173.8	$21.5	12.4	$563.6	$493.8	$69.8	14.1
Retail vehicle unit sales:
New	89,535	83,682	5,853	7.0	253,340	235,459	17,881	7.6
Used	57,376	56,584	792	1.4	173,370	161,376	11,994	7.4
	146,911	140,266	6,645	4.7	426,710	396,835	29,875	7.5
Revenue per vehicle retailed:
New	$34,775	$33,742	$1,033	3.1	$34,937	$33,930	$1,007	3.0
Used	$19,226	$18,489	$737	4.0	$19,071	$18,473	$598	3.2
Gross profit per vehicle retailed:
New	$1,908	$1,877	$31	1.7	$1,967	$1,973	$(6)	(0.3)
Used	$1,513	$1,622	$(109)	(6.7)	$1,619	$1,694	$(75)	(4.4)
Finance and insurance	$1,546	$1,401	$145	10.3	$1,529	$1,397	$132	9.4
Total variable operations(1)	$3,299	$3,175	$124	3.9	$3,355	$3,256	$99	3.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2015 (%)	2014 (%)	2015 (%)	2014 (%)
Revenue mix percentages:
New vehicle	58.2	57.5	57.0	56.8
Used vehicle	22.5	23.4	23.3	23.3
Parts and service	14.6	14.6	14.8	14.9
Finance and insurance, net	4.2	4.0	4.2	3.9
Other	0.5	0.5	0.7	1.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.6	20.9	20.3	21.1
Used vehicle	10.0	11.7	11.4	12.3
Parts and service	41.2	40.3	40.8	40.4
Finance and insurance	27.4	26.1	26.6	25.1
Other	0.8	1.0	0.9	1.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.5	5.6	5.6	5.8
Used vehicle - retail	7.9	8.8	8.5	9.2
Parts and service	43.7	42.3	43.4	42.6
Total	15.5	15.3	15.8	15.7
Selling, general and administrative expenses	10.6	10.6	10.9	11.0
Operating income	4.4	4.2	4.3	4.2
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	68.5	69.4	69.2	70.2
Operating income	28.4	27.5	27.5	26.9

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Variance	% Variance	2015	2014	$ Variance	% Variance
Revenue:
Domestic	$1,869.1	$1,660.7	$208.4	12.5	$5,299.0	$4,738.6	$560.4	11.8
Import	1,837.4	1,787.8	49.6	2.8	5,311.1	5,055.0	256.1	5.1
Premium luxury	1,607.0	1,422.9	184.1	12.9	4,803.2	4,161.2	642.0	15.4
Total	5,313.5	4,871.4	442.1	9.1	15,413.3	13,954.8	1,458.5	10.5
Corporate and other	40.2	37.6	2.6	6.9	108.9	106.2	2.7	2.5
Total consolidated revenue	$5,353.7	$4,909.0	$444.7	9.1	$15,522.2	$14,061.0	$1,461.2	10.4

Segment income*:
Domestic	$94.6	$76.7	$17.9	23.3	$258.8	$211.0	$47.8	22.7
Import	85.5	77.1	8.4	10.9	240.6	220.0	20.6	9.4
Premium luxury	85.4	84.0	1.4	1.7	273.9	253.1	20.8	8.2
Total	265.5	237.8	27.7	11.6	773.3	684.1	89.2	13.0
Corporate and other	(44.5)	(43.5)	(1.0)		(142.7)	(129.4)	(13.3)
Add: Floorplan interest expense	14.7	13.1	1.6		42.1	39.6	2.5
Operating income	$235.7	$207.4	$28.3	13.6	$672.7	$594.3	$78.4	13.2

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	30,488	27,041	3,447	12.7	84,109	77,038	7,071	9.2
Import	42,044	41,765	279	0.7	119,237	116,375	2,862	2.5
Premium luxury	17,003	14,876	2,127	14.3	49,994	42,046	7,948	18.9
	89,535	83,682	5,853	7.0	253,340	235,459	17,881	7.6

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015 (%)	2014 (%)	2015 (%)	2014 (%)
Domestic:
Ford, Lincoln	16.7	16.3	16.3	16.9
Chevrolet, Buick, Cadillac, GMC	10.6	9.6	10.2	9.8
Chrysler, Jeep, Dodge	6.8	6.4	6.7	6.0
Domestic total	34.1	32.3	33.2	32.7
Import:
Honda	11.4	12.2	11.2	12.0
Toyota	18.9	20.0	19.0	19.6
Nissan	9.7	10.7	9.9	10.9
Other imports	6.9	7.0	7.0	6.9
Import total	46.9	49.9	47.1	49.4
Premium Luxury:
Mercedes-Benz	8.0	7.0	8.2	7.2
BMW	4.4	4.7	4.6	4.7
Lexus	2.5	2.6	2.8	2.6
Audi	1.9	1.6	2.0	1.4
Other premium luxury (Land Rover, Porsche)	2.2	1.9	2.1	2.0
Premium Luxury total	19.0	17.8	19.7	17.9
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Capital expenditures (1)	$54.1	$52.0	$188.2	$139.8
Cash paid for acquisitions (2)	$50.7	$13.3	$123.8	$13.3
Proceeds from exercises of stock options	$5.4	$7.5	$24.1	$29.6
Stock repurchases:
Aggregate purchase price	$150.0	$235.9	$209.1	$415.7
Shares repurchased (in millions)	2.5	4.4	3.5	8.0

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Variance	2015	2014	Variance
Floorplan assistance earned (included in cost of sales)	$31.0	$27.4	$3.6	$87.1	$78.1	$9.0
New vehicle floorplan interest expense	(13.9)	(12.5)	(1.4)	(39.8)	(37.8)	(2.0)
Net new vehicle inventory carrying benefit	$17.1	$14.9	$2.2	$47.3	$40.3	$7.0

Balance Sheet and Other Highlights	September 30, 2015	December 31, 2014	September 30, 2014
Cash and cash equivalents	$63.9	$75.4	$67.5
Inventory	$3,226.9	$2,899.0	$2,691.4
Total floorplan notes payable	$3,203.8	$3,097.2	$2,774.7
Non-vehicle debt	$2,205.1	$2,128.4	$1,933.0
Equity	$2,264.9	$2,072.1	$2,012.0

New days supply (industry standard of selling days)	59 days	54 days	57 days
Used days supply (trailing calendar month days)	42 days	38 days	32 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		2.20x
Covenant	less than or equal to	3.75x

Capitalization ratio		58.8%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.
(2) Excludes capital leases.
(3) Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2015	2014	2015	2014
As reported	$118.5	$106.5	$1.04	$0.90
Discontinued operations, net of income taxes	0.5	0.2	$—	$—
From continuing operations, as reported	119.0	106.7	$1.05	$0.90

Adjusted	$119.0	$106.7	$1.05	$0.90

	Nine Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2015	2014	2015	2014
As reported	$345.1	$302.0	$3.01	$2.51
Discontinued operations, net of income taxes	0.8	0.9	$0.01	$0.01
From continuing operations, as reported	345.9	302.9	$3.02	$2.52
Net gain related to business/property dispositions	—	(5.0)	$—	$(0.04)
Adjusted	$345.9	$297.9	$3.02	$2.48

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	$ Variance	% Variance	2015	2014	$ Variance	% Variance
Revenue:
New vehicle	$3,010.8	$2,809.9	$200.9	7.1	$8,569.6	$7,948.0	$621.6	7.8
Retail used vehicle	1,063.7	1,040.2	23.5	2.3	3,193.5	2,962.8	230.7	7.8
Wholesale	100.4	102.0	(1.6)	(1.6)	302.8	298.5	4.3	1.4
Used vehicle	1,164.1	1,142.2	21.9	1.9	3,496.3	3,261.3	235.0	7.2
Finance and insurance, net	221.9	195.5	26.4	13.5	637.5	551.4	86.1	15.6
Total variable operations	4,396.8	4,147.6	249.2	6.0	12,703.4	11,760.7	942.7	8.0
Parts and service	757.2	713.5	43.7	6.1	2,231.3	2,080.0	151.3	7.3
Other	24.3	22.8	1.5		99.2	142.7	(43.5)
Total revenue	$5,178.3	$4,883.9	$294.4	6.0	$15,033.9	$13,983.4	$1,050.5	7.5

Gross profit:
New vehicle	$164.1	$156.4	$7.7	4.9	$476.6	$462.4	$14.2	3.1
Retail used vehicle	84.3	91.0	(6.7)	(7.4)	272.7	271.0	1.7	0.6
Wholesale	(3.7)	(3.3)	(0.4)		(2.8)	(1.1)	(1.7)
Used vehicle	80.6	87.7	(7.1)	(8.1)	269.9	269.9	—	—
Finance and insurance	221.9	195.5	26.4	13.5	637.5	551.4	86.1	15.6
Total variable operations	466.6	439.6	27.0	6.1	1,384.0	1,283.7	100.3	7.8
Parts and service	329.6	301.9	27.7	9.2	964.1	885.1	79.0	8.9
Other	6.8	7.2	(0.4)		20.0	22.8	(2.8)
Total gross profit	$803.0	$748.7	$54.3	7.3	$2,368.1	$2,191.6	$176.5	8.1

Retail vehicle unit sales:
New	87,407	83,165	4,242	5.1	247,353	233,852	13,501	5.8
Used	55,875	56,150	(275)	(0.5)	169,008	160,042	8,966	5.6
	143,282	139,315	3,967	2.8	416,361	393,894	22,467	5.7

Revenue per vehicle retailed:
New	$34,446	$33,787	$659	2.0	$34,645	$33,987	$658	1.9
Used	$19,037	$18,525	$512	2.8	$18,896	$18,513	$383	2.1

Gross profit per vehicle retailed:
New	$1,877	$1,881	$(4)	(0.2)	$1,927	$1,977	$(50)	(2.5)
Used	$1,509	$1,621	$(112)	(6.9)	$1,614	$1,693	$(79)	(4.7)
Finance and insurance	$1,549	$1,403	$146	10.4	$1,531	$1,400	$131	9.4
Total variable operations(1)	$3,282	$3,179	$103	3.2	$3,331	$3,262	$69	2.1

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2015 (%)	2014 (%)	2015 (%)	2014 (%)
Revenue mix percentages:
New vehicle	58.1	57.5	57.0	56.8
Used vehicle	22.5	23.4	23.3	23.3
Parts and service	14.6	14.6	14.8	14.9
Finance and insurance, net	4.3	4.0	4.2	3.9
Other	0.5	0.5	0.7	1.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.4	20.9	20.1	21.1
Used vehicle	10.0	11.7	11.4	12.3
Parts and service	41.0	40.3	40.7	40.4
Finance and insurance	27.6	26.1	26.9	25.2
Other	1.0	1.0	0.9	1.0
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	5.5	5.6	5.6	5.8
Used vehicle - retail	7.9	8.7	8.5	9.1
Parts and service	43.5	42.3	43.2	42.6
Total	15.5	15.3	15.8	15.7